UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2008

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 1, 2008, the Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) approved a grant of 200,000 non-qualified stock options (the “Options”) to Robert A. Alter, the interim Chief Executive Officer and Executive Chairman of the Company. As discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008, Mr. Alter assumed the position of interim Chief Executive Officer effective March 21, 2008. The Options were awarded as compensation to Mr. Alter for assuming the position of interim Chief Executive Officer during the search for a permanent Chief Executive Officer. The Options will be granted on April 28, 2008 pursuant to the Company’s 2004 Long-Term Incentive Plan. The Options will expire on April 27, 2018 and will vest fully on April 28, 2009. The exercise price of the Options will be equal to the average closing price for the Company’s common stock for the twenty business days commencing with April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: April 2, 2008	By:	/S/ KENNETH E. CRUSE
Kenneth E. Cruse Chief Financial Officer